UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:  (952) 888-8801

                        Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 16, 2010, upon recommendation of the Compensation & Human Resources Committee (the “Committee”) and the Board of Directors of The Toro Company (the “Company”), the shareholders of the Company approved The Toro Company 2010 Equity and Incentive Plan (the “2010 Plan”).  The 2010 Plan replaces The Toro Company 2000 Stock Option Plan, The Toro Company 2000 Directors Stock Plan, The Toro Company Performance Share Plan and The Toro Company Annual Management Incentive Plan II (which are collectively referred to as the “Prior Plans”).

The major features of the 2010 Plan are summarized below.  This summary is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Summary of the 2010 Plan Features

As used in this summary, references to “Toro,” “we,” “our,” “us,” “our Company” and similar terms, unless the context otherwise requires, refer to the Company.

Purpose.    The purpose of the 2010 Plan is to provide a means whereby our employees, directors and third-party service providers develop a sense of proprietorship and personal involvement in the development and financial success of our Company, and to encourage them to devote their best efforts to the business of our Company, thereby advancing the interests of our Company and our shareholders. A further purpose of the 2010 Plan is to provide a means through which we may attract able individuals to become employees or serve as directors or third-party service providers and to provide a means whereby those individuals for whom the responsibilities of the successful administration and management of our Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of our Company.

Plan Administration.    The 2010 Plan will be administered by the Committee. All members of the Committee are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and "independent" under the listing standards of the New York Stock Exchange (“NYSE”), the rules and regulations of the Securities and Exchange Commission (“SEC”) and applicable law. Any decision of the Committee on any matter affecting the 2010 Plan and obligations arising under the 2010 Plan or any award granted under the 2010 Plan will be final and binding.

Under the terms of the 2010 Plan, the Committee will have the authority to, among other things:

•	select eligible individuals to whom awards are granted;

•	determine the types of awards to be granted and when;

•	determine the provisions of such awards, including the number of shares of our common stock subject to an award;

•	interpret the 2010 Plan and any instrument evidencing an award under the 2010 Plan and establish rules and regulations pertaining to the administration of the 2010 Plan; and

•
make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2010 Plan, including adopting subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than, and outside of, the United States.

The Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers as it may deem advisable. The Committee may authorize one or more directors or officers of the Company to designate employees, other than officers, directors, or 10% shareholders of the Company, to receive awards under the 2010 Plan (provided, however, that if such authority is granted to an officer who is not also a director such officer may only grant options and Stock Appreciation Rights (“SARs”)) and determine the size of any such awards, subject to certain limitations.

Shares Authorized.   Subject to adjustment (as described below), the maximum aggregate number of shares of our common stock authorized for issuance under the 2010 Plan is 2,750,000 shares, plus the number of shares subject to awards outstanding under the Prior Plans as of March 16, 2010, the date of shareholder approval of the 2010 Plan, but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of such shares. No more than 825,000 shares authorized for issuance under the 2010 Plan may be granted as "full value" awards and no more than 2,750,000 shares may be granted as incentive stock options.

Shares of our common stock covered by an award granted under the 2010 Plan will not be counted as used unless and until the shares are issued and delivered to a participant, except that the full number of shares granted subject to a SAR that is settled by the issuance of shares will be counted against the shares authorized for issuance under the 2010 Plan. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a "net exercise" of an option will not become available for issuance as future award grants under the 2010 Plan. Any shares of our common stock repurchased by the Company on the open market using the proceeds from the exercise of an award under the 2010 Plan will not increase the number of shares available for future grants of awards under the 2010 Plan. Any shares of our common stock that are subject to an award under the 2010 Plan or under Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged to the extent permitted under the 2010 Plan, prior to the issuance of shares, for awards not involving shares, will be available again for grant under the 2010 Plan. The shares of our common stock available for issuance under the 2010 Plan may be authorized and unissued shares or treasury shares.

Annual Award Limits.    The following annual limits apply to grants of awards unless the Committee specifically determines at the time of grant that the award is not intended to qualify as performance-based compensation under the 2010 Plan:

•	250,000 shares subject to stock options, SARs, restricted stock awards, restricted stock units, performance shares or other stock-based awards;

•	$10,000,000 in performance units; and

•	$5,000,000 in annual performance awards or other cash-based awards.

Adjustments.    In the event of a corporate transaction involving the Company, including any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other similar corporate transaction or change in our corporate structure affecting our common stock, the Committee will substitute or adjust the number and kind of shares of our common stock that may be issued under the 2010 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the stock option or grant price applicable to outstanding awards, the annual award limits, and other value determinations as are necessary to preserve the benefits or potential benefits of awards under the 2010 Plan.

Eligibility and Participation.    Awards may be granted under the 2010 Plan to employees and third-party service providers of the Company or any of its affiliates or subsidiaries and to non-employee directors of the Company. Third-party service providers include any consultant, agent, advisor, or independent contractor who renders services to the Company or any of its affiliates or subsidiaries that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.

Types of Awards.    The 2010 Plan will permit us to grant nonqualified and incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, annual performance awards, non-employee director awards and other cash-based and stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.   Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2010 Plan permits the grant of both nonqualified and incentive stock options. Each stock option granted under the 2010 Plan must be evidenced by an award agreement or statement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions as the Committee may determine (which, except in certain events specified in the 2010 Plan, may not include the waiver, lapse or acceleration of the exercisability or vesting of the stock option). The exercise price of each stock option granted under the 2010 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value is the closing price of our common stock, as reported on the NYSE. The Committee will fix the term of each stock option (other than the non-employee director options described below), but stock options granted under the 2010 Plan will not be exercisable more than 10 years after the date the stock option is granted. Other than the non-employee director options described below, each stock option will vest and become exercisable at such time or times as determined by the Committee; provided, however, that any option that becomes exercisable solely based on the continued service of a participant will become exercisable no more rapidly than ratably over a three-year period after the grant date of the option, except (a) in connection with the death, disability or retirement of the participant or a change of control; or (b) for any option granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a third-party service provider. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in one or a combination of the following forms of payment: cash or its equivalent; the delivery of common stock already owned by the participant prior to such delivery; broker-assisted cashless exercise; by "net exercise"; a combination of such methods; or such other method as may be permitted by the Committee. In the case of a "net exercise" of a stock option, we will not require payment of the exercise price or any required tax withholding obligations related to the exercise, but will reduce the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.

Stock Appreciation Rights.   Each SAR granted must be evidenced by an award agreement or statement that specifies the grant price, the term, and such other provisions as the Committee may determine (which, except in certain events specified in the 2010 Plan, may not include the waiver, lapse or acceleration of the exercisability or vesting of the SAR). The grant price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The Committee will fix the term of each SAR, but SARs granted under the 2010 Plan will not be exercisable more than 10 years after the date the SAR is granted. Each SAR granted under the 2010 Plan will vest and become exercisable at such time or times as determined by the Committee; provided, however, that any SAR that becomes exercisable solely based on the continued service of a participant will become exercisable no more rapidly than ratably over a three-year period after the grant date of the SAR, except (a) in connection with the death, disability or retirement of the participant or a change of control; or (b) for any SAR granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a third-party service provider.

Restricted Stock and Restricted Stock Units.   Shares of restricted stock and/or restricted stock units may be granted under the 2010 Plan. Restricted stock units are similar to restricted stock except that no shares are actually awarded to the participant on the grant date. The period(s) of restriction, the number of shares of restricted stock or the number of restricted stock units granted, the purchase price, if any, and such other conditions and/or restrictions as the Committee shall determine (which, except in certain events specified in the 2010 Plan, may not include the waiver, lapse or acceleration of the vesting of the shares of restricted stock and/or restricted stock units) shall be set forth in an award agreement or statement. If an award of restricted stock or restricted stock units vests solely based on the continued service of a participant, the award will vest no more rapidly than ratably over a three-year period after the grant date of the award, except (a) in connection with the death, disability or retirement of the participant or a change of control; or (b) for any such award granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a third-party service provider. Participants holding shares of restricted stock may be granted voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted shares and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock will become freely transferable (except as otherwise provided in the 2010 Plan) and restricted stock units will be paid in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may provide that an award of restricted stock is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code.

Performance Shares and Performance Units.   Performance shares and/or performance units may be granted under the 2010 Plan in such amounts and upon such terms as the Committee may determine (which, except in certain events specified in the 2010 Plan, may not include the waiver, lapse or acceleration of the vesting of the performance shares and/or performance units). Each performance unit will have an initial value that is established by the Committee on the date of grant, and each performance share will have an initial value equal to the fair market value of a share on grant date. With respect to an award of performance shares and/or performance units, the Committee will establish performance periods and performance goals. The performance period set forth in any award agreement for any performance shares must be at least one year, except in connection with the death or disability of a participant or a change in control of the Company. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or performance units earned by a participant. Payment of earned performance shares and/or performance units will be in cash, shares of our common stock, or some combination of cash and shares of our common stock, as determined by the Committee and stated in the award agreement.

If prior to the end of a performance period, a participant holding performance shares or performance units is reassigned to a position with the Company or any affiliate or subsidiary of the Company, and that position is not eligible to participate in such an award, but the participant does not terminate his or her employment or service, the Committee may, in its sole discretion, cause shares of our common stock to be delivered or payment made with respect to the participant's award, but only if otherwise earned and only with respect to the portion of the applicable performance period completed at the date of such reassignment, with no shares to be delivered for partial fiscal years.

At any time during a performance period of more than one fiscal year, the Committee may, in its discretion, cancel a portion of an award or performance shares or performance units prior to the conclusion of the performance period if the award has not already vested, the Committee determines that the performance goals cannot be achieved at the maximum levels established at the time of grant, the awards are scaled back in proportion to the estimated short fall in achievement of performance goals, and all awards for the same performance period are scaled back by the same percentage. Once an award is scaled back, it may not again be increased to add or recover performance shares or performance units that were canceled.

Annual Performance Awards.   Annual performance awards payable in cash may be granted under the 2010 Plan in such amounts and upon such terms as the Committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the Committee. The Committee will determine the target amount that may be paid with respect to an annual performance award, which will be based on a percentage of a participant's actual annual base salary at the time of grant. That percentage may be up to 125% for any participant. The Committee may establish a maximum potential payout amount with respect to an annual performance award of up to 200% of the target payout in the event performance goals are exceeded by an amount established by the Committee at the time performance goals are established and may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.

Non-Employee Director Awards.   Each non-employee director of the Company will continue to receive an unrestricted stock award and an automatic stock option grant each year on the first business day of each fiscal year (usually November 1) and will be permitted to elect to receive shares of our common stock in lieu of their annual retainers and meeting fees otherwise payable in cash under the 2010 Plan, on terms substantially the same as the current terms of the 2000 Directors Stock Plan. Any additional Awards granted to non-employee directors under the 2010 Plan must be made by a Committee consisting solely of directors who are "independent directors" within the meaning of the NYSE rules.

On the first business day of each fiscal year (usually November 1), each non-employee director of the Company will receive shares of our common stock having a fair market value of $20,000 (or such other amount as may be determined by the Committee from time to time and provided that the Committee shall consist solely of directors who are “independent directors” as defined in the rules of the NYSE), based on the average of the closing prices of our common stock, as reported on the NYSE, for each of the trading days in the three-month calendar period immediately prior to the date of issue, and will be granted a stock option to purchase the number of shares of our common stock having a grant date fair value for the option of $40,000 (or such other amount as may be determined by the Committee from time to time and provided that the Committee shall consist solely of directors who are “independent directors” as defined in the rules of the NYSE). Under the terms of the 2010 Plan, the value is to be determined using a standard Black-Scholes, binomial or monte carlo valuation formula, based on assumptions consistent with those used to value option grants disclosed under Schedule 14A under the Exchange Act, or successor requirements, for the business day prior to the date of grant. For the fiscal 2010 options granted on November 1, 2009 under the 2000 Directors Stock Plan, we used the Black-Scholes valuation method for stock option grant valuations. Each non-employee director option granted under the 2010 Plan will have an exercise price equal to 100% of the fair market value of one share of our common stock on the date of grant, a term of 10 years and, except as described below, will vest and become exercisable in three approximately equal installments on each of the first, second and third year anniversaries following the date of grant.

The 2010 Plan permits non-employee directors to continue to elect to receive shares of our common stock in lieu of their annual retainers and meeting fees otherwise payable in cash. The election to receive our common stock in lieu of cash must be made prior to the date such fees are otherwise scheduled to be paid to the director but no later than May 31 of the calendar year for which the fees are to be paid. Fees that are earned after the date a director makes an election are reserved through the rest of the calendar year and then are issued to the director in December of that year. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by closing price, as reported on the NYSE, for the date that the shares are issued.

Other Cash-Based Awards.   Cash-based awards that are not annual performance awards may be granted to participants in such amounts and upon such terms as the Committee may determine. These other cash-based awards will be paid in cash only. If the other cash-based awards are subject to performance goals, the number and/or value of the other cash-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Other Stock-Based Awards.   Other stock-based or stock-related awards (including the grant or offer for sale of unrestricted shares of our common stock or the payment in cash or otherwise of amounts based on the value of shares of our common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the Committee (which, except in certain events specified in the 2010 Plan, may not include the waiver, lapse or acceleration of the exercisability or vesting of such other stock-based or stock-related awards). Each other stock-based award shall be expressed in terms of shares of our common stock or units based on shares of our common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of our common stock, as determined by the Committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Termination of Service.   Except to the extent otherwise provided in the 2010 Plan or an award agreement at the time of grant or as determined by the Committee at a later date, in the event a participant's employment or other service with the Company or any of our affiliates or subsidiaries, as the case may be, is terminated by reason of death or disability, then:

•
All outstanding stock options (including non-employee director options) and SARs held by the participant shall become immediately exercisable in full and will remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;

•
All outstanding, but unpaid, restricted stock units, performance shares, performance units and other cash-based or stock-based awards held by the participant will terminate and be forfeited, except that for performance shares or performance units, if at least a portion of the applicable performance period, but in no event less than one year, has passed the Committee may cause that portion of the award that has been earned to be awarded; and

•
All outstanding, but unpaid, restricted stock units, performance shares, performance units and other cash-based or stock-based awards held by the participant will terminate and be forfeited, provided, however, that with respect to any performance shares or performance units, if a participant's employment or other service with our Company or any affiliate or subsidiary, as the case may be, is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant's award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and

•
If the effective date of such termination is before the end of the time period to which an annual performance award relates, then any such annual performance award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance award relates, then any such annual performance award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Except to the extent otherwise provided in the 2010 Plan or an award agreement at the time of grant or as determined by the Committee at a later date, in the event a participant's employment or other service with the Company or any of our affiliates or subsidiaries, as the case may be, is terminated by reason of retirement (except with respect to non-employee directors), then:

•
All outstanding stock options (other than non-employee director options) and SARs held by the participant will remain outstanding and exercisable and will continue to vest and become exercisable in accordance with their terms for four years after the date of such retirement, but will not be exercisable later than the date the stock options or SARs expires;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;

•
All outstanding, but unpaid, restricted stock units, performance shares, performance units and other cash-based or stock-based awards held by the participant will terminate and be forfeited, provided, however, that with respect to any performance shares or performance units, if a participant's employment or other service with our Company or any affiliate or subsidiary, as the case may be, is terminated by reason of retirement prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant's award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and

•
If the effective date of such retirement is before the end of the performance period to which an annual performance award relates, then any such annual performance award held by a participant will terminate and be forfeited, provided, however, the Committee may, in its sole discretion, cause payment to be made with respect to the participant's award and in accordance with the payment terms of such award, but only if otherwise earned for the entire performance period and only with respect to the portion of the performance period completed as of the date of retirement.

Except to the extent otherwise provided in an award agreement at the time of grant or as determined by the Committee at a later date, if a participant's employment or other service with the Company or any affiliate or subsidiary of the Company, as the case may be, is terminated for any reason other than death, disability or retirement (except with respect to non-employee directors), then:

•
All outstanding stock options (other than non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;

•	All outstanding, but unpaid, restricted stock units, performance shares, performance units, and other cash-based or stock-based awards held by the participant will terminate and be forfeited;

•
If the effective date of such termination is before the end of the time period to which an annual performance award relates, then any such annual performance award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance award relates, then any such annual performance award held by a participant will be paid to the participant in accordance with the payment terms of such award; and

•
If a non-employee director has served as a member of the Board for 10 full fiscal years or longer and terminates service on the Board for any reason other than death or disability, (a) outstanding unvested non-employee director options will remain outstanding and continue to vest in accordance with their terms, and (b) the non-employee director may exercise all such vested outstanding non-employee director options for up to four years after the date of termination, but not later than the date the non-employee director option expires. If a non-employee director has served as a member of the Board for less than ten years and terminates service on the Board for any reason other than death or disability, (i) all unvested non-employee director options will expire and be canceled, and (ii) the non-employee director may exercise any vested outstanding non-employee director options for up to three months after the date of termination, but not later than the date the non-employee director option expires. The following directors have served as a member of the Board for 10 full fiscal years or longer: Robert C. Buhrmaster, Janet K. Cooper, Robert H. Nassau, Gregg W. Steinhafel and Christopher A. Twomey. Additionally, upon the completion of fiscal 2010, Katherine J. Harless will have served as a member of the Board for 10 full fiscal years.

Forfeiture and Recoupment.   If a participant is determined by the Committee to have taken any action that would constitute an "adverse action," all rights of the participant under the 2010 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the participant to surrender and return to the Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant's termination of employment or other service with the Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards. An "adverse action" includes any of the following actions that occur during or within one year after the termination of employment or other service with the Company or any affiliate or subsidiary: (a) being employed or retained by or rendering services to any organization that, directly or indirectly, competes with the Company or its affiliates or subsidiaries; (b) rendering services that are prejudicial or in conflict with the interests of the Company or any affiliate or subsidiary; (c) violating any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company; or (d) engaging in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any affiliate or subsidiary. In addition, if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse us for the amount of any award received by such individual under the 2010 Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement.

Performance Measures.   If the Committee intends to qualify an award under the 2010 Plan as "performance-based compensation" under Section 162(m) of the Code, the performance goals selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following performance measure elements: (a) sales and revenue measure elements, including gross revenue, sales allowances, net revenue, invoiced revenue, collected revenue, revenues from new products, and bad debts; (b) expense measurement elements, including direct material costs, direct or indirect labor costs, direct or indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses; (c) profitability and productivity measure elements, including gross margin, net operating income, EBITDA, EBIT, net operating income after taxes, net income, net cash flow, and net cash flow from operations; (d) asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, inventory (WIP and/or finished goods), current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance; (e) debt and equity measures, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity; (f) shareholder and return measure elements, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added); (g) customer and market measure elements, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and (h) organizational and employee measure elements, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.

Any of the above performance measure elements can be used in an algebraic formula (e.g. averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods and/or other formulaic combinations) based on the performance measure elements to create a performance measure. Any of the performance measures specified in the 2010 Plan may be used to measure the performance of the Company or any affiliate and/or subsidiary, as a whole, or any division or business unit, product or product group, region or territory, affiliate or subsidiary, or any combination thereof, as the Committee deems appropriate. Performance measures may be compared to the performance of a group of comparator companies or a published or special index that the Committee deems appropriate or, with respect to share price, various stock market indices. Subject to the terms and conditions of the 2010 Plan, including the provision stating that the Committee shall not have authority to waive, lapse or accelerate the vesting of awards, the Committee may provide for accelerated vesting of any award based on the achievement of performance goals.

Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and performance goals for such an award will be established, by the Committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must certify in writing that the performance goals established with respect to such award have been achieved.

The Committee may provide in any such award including performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items relating to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items relating to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items relating to the disposal of a business or segment of a business; items relating to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items relating to amortization of acquired intangible assets; items that are outside the scope of the Company's core, on-going business activities; items relating to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code downwards but not upwards. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.

Dividend Equivalents.    With the exception of stock options, SARs and unvested performance awards, awards under the 2010 Plan may, in the Committee's discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee.

Effect of Change of Control.   Unless otherwise determined by the Committee or the Board in writing at or after the making of an award under the 2010 Plan, but prior to a change of control of the Company, upon a change of control (as defined in the 2010 Plan): (a) all stock options, including non-employee director options, and SARs granted under the 2010 Plan will become immediately exercisable and will remain exercisable throughout their entire term; (b) all restrictions and vesting requirements applicable to any award based solely on the continued service of a participant will terminate; and (c) all awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved and will become immediately payable. The treatment of any other awards in the event of a change of control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement. The Committee is given the power under the 2010 Plan alternatively to provide that upon a change in control any or all outstanding stock-based awards will be canceled and terminated and the holders will receive a payment of cash or stock equal to the difference, if any, between the consideration received by our shareholders in respect of a share of common stock in connection with the change of control and the purchase price per share, if any, under the award, multiplied by the number of shares subject to such award, provided that if such product is zero or less, or the award is not then exercisable, the award may be canceled and terminated without payment for such award.

Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain reorganizations, mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting Company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our Company.

No Repricing or Exchange.    The terms of an outstanding award may not be amended to reduce the exercise price of outstanding options or to reduce the grant price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the canceled options or the grant price of the canceled SARs without shareholder approval, except for any adjustments required in connection with certain corporate transactions and other actions as described above under the heading "—Adjustments".

No Waiver, Lapse or Acceleration of Exercisability or Vesting.   The Committee does not have the authority to waive, lapse or accelerate the exercisability or vesting of any award held by an employee, except (a) in connection with the death, disability or retirement of the participant or a change in control of our Company or (b) to the extent that the aggregate number of shares of our common stock covered by all such waived, lapsed or accelerated awards do not exceed 5% of the total number of shares authorized for awards under the 2010 Plan.

Term, Termination and Amendment.   Subject to certain exceptions, the Board has the authority to terminate and the Committee has the authority to amend the 2010 Plan or any outstanding award agreement at any time and from time to time provided that any amendment to the 2010 Plan will not become effective without shareholder approval (a) to increase the maximum number of shares of our common stock which may be issued pursuant to the 2010 Plan, (b) to increase any limitation set forth in the 2010 Plan on the number of shares of our common stock which may be issued, or the aggregate value of award which may be made, in respect of any type of award to any single participant during any specified period, (c) to change the class of individuals eligible to participate in the 2010 Plan, (d) to reduce the minimum exercise price of any option or SAR, (e) to reduce or waive the minimum vesting period, period of restriction or performance period of any award held by an employee, or (f) if such approval is otherwise required to comply with applicable laws, rules or regulations. No termination or amendment of the 2010 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2010 Plan without the written consent of the participant holding such award. Unless sooner terminated by the Board, the 2010 Plan will terminate 10 years from the date it is approved by our shareholders.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Shareholders was held on March 16, 2010. The final results of the shareholder vote on each proposal brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes

Proposal One—Election of Directors to serve for a term of three years ending at the Company’s 2013 Annual Meeting of Shareholders
Robert C. Buhrmaster	23,771,037	1,629,725	–	2,903,930
Robert H. Nassau	23,517,010	1,883,752	–	2,903,930
Christopher A. Twomey	23,544,847	1,855,914	–	2,903,931

Proposal Two—Approval of The Toro Company 2010 Equity and Incentive Plan	21,552,739	3,280,688	567,334	2,903,931

Proposal Three—Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2010	26,630,290	1,423,214	251,188	–

Each proposal was approved by the Company’s shareholders by the required vote.

Regarding the Company’s other directors, (i) Katherine J. Harless, Michael J. Hoffman, and Inge G. Thulin continue to serve as directors for terms ending at the Company’s 2011 Annual Meeting of Shareholders; and (ii) Janet K. Cooper, Gary L. Ellis and Gregg W. Steinhafel continue to serve as directors for terms ending at the Company’s 2012 Annual Meeting of Shareholders.  Winslow H. Buxton retired as a director upon the expiration of his term at the Company’s 2010 Annual Meeting of Shareholders.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	The Toro Company 2010 Equity and Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 19, 2010	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	The Toro Company 2010 Equity and Incentive Plan	Filed herewith